Exhibit 10.1

AMENDMENT TO

EMPLOYMENT AGREEMENT

Nordson Corporation, an Ohio corporation (the “Company”), and Michael F. Hilton (“Executive”) hereby enter into this agreement to amend the Employment Agreement, dated December 9, 2009, by and between the Company and Executive (the “Employment Agreement”), effective as of August 1, 2019. Words and phrases used herein with initial capital letters that are defined in the Employment Agreement are used herein as so defined.

1.            Sections 1 and 2 of the Employment Agreement are hereby amended by replacing the phrase “President and Chief Executive Officer” with the phrase “Senior Advisor to the Company” where it appears therein.

2.            The last sentence of Section 2 of the Employment Agreement is hereby amended in its entirety to read as follows:

“Executive’s workplace may be located at the Company’s principal office in Westlake, Ohio or at another location chosen by Executive.”

3.            Section 4(p) of the Employment Agreement is hereby amended in its entirety to read as follows:

“ ‘Long-Term Performance Plan’ shall mean the Amended and Restated Nordson Corporation 2004 Long-Term Performance Plan or any successor plan thereto, including the Amended and Restated Nordson Corporation 2012 Stock Incentive and Award Plan.”

4.            Section 4(q) of the Employment Agreement is hereby amended in its entirety to read as follows:

“ ‘Management Incentive Plan’ shall mean the Amended and Restated Nordson Corporation 2004 Management Incentive Plan or any successor plan thereto, including the cash incentive award program under the Amended and Restated Nordson Corporation 2012 Stock Incentive and Award Plan.”

5.            Section 5(d) of the Employment Agreement is hereby amended in its entirety to read as follows:

“Long-Term Incentive Compensation. During the Term prior to the Company fiscal year beginning November 1, 2019 (“the 2020 Fiscal Year”), Executive shall be entitled to participate in the Long-Term Performance Plan or any successor plan thereto, or any other long-term incentive plan implemented by the Company, at a level that is competitive with market practices, as determined by the Compensation Committee. Notwithstanding any provision of this Agreement to the contrary, effective as of November 1, 2019, Executive shall not be eligible to participate in the Long-Term Performance Plan or any successor plan thereto, or any other long-term incentive plan implemented by the Company, except with respect to existing awards granted to Executive prior to November 1, 2019. Nothing in this Agreement shall preclude the Company from amending or terminating the Management Incentive Plan and such amendments or termination shall otherwise apply to Executive as long as such amendments or termination are of general and uniform application to all Named Executive Officers of the Company.”

6.            Section 5(j) of the Employment Agreement is hereby amended by inserting a new sentence at the end thereof to read as follows:

“For the avoidance of doubt, Executive and the Company acknowledge and agree that the provisions of this Section 5(j) are no longer effective.”

7.            Section 5(k) of the Employment Agreement is hereby amended by replacing the phrase “During the Term,” with the phrase “During the Term, except as otherwise provided herein,” wherever it appears therein.

8.            Section 5(l) of the Employment Agreement is hereby amended in its entirety to read as follows:

“Expenses. Pursuant to the Company’s customary policies in force at the time of payment, Executive shall be reimbursed for all expenses properly incurred by Executive on the Company’s behalf in the performance of Executive’s duties hereunder. In addition, during calendar year 2019, the Company will reimburse Executive for reasonable legal expenses and attorneys’ fees incurred by Executive in connection with the amendment of this Employment Agreement, up to a maximum of $10,000.”

9.            Section 6(a) of the Employment Agreement is hereby amended by inserting a new sentence at the end thereof to read as follows:

“Executive and the Company agree that, unless earlier terminated in accordance with this Section 6(a), Executive’s employment hereunder, and this Agreement, will be terminated effective as of December 31, 2019, by a reason of a termination by Executive due to Retirement pursuant to Section 6(a)(vii), and Executive will be deemed to have given Notice of Termination in accordance with Section 6(b) specifying a Date of Termination of December 31, 2019 for such Retirement. Executive hereby resigns from his position as President and Chief Executive Officer of the Company on August 1, 2019 and hereby resigns from all other positions and offices that he holds with the Company or any entity that is a subsidiary of, or is otherwise related to or affiliated with, the Company, including as a director of the Company, effective as of December 31, 2019. Executive also agrees to resign from any positions and offices he holds with any subsidiary or affiliate of the Company prior December 31, 2019 if requested by the Company.”

10.          For the avoidance of doubt, Executive and the Company acknowledge and agree that the changes in Executive’s title, duties and responsibilities as of August 1, 2019, the changes in Executive’s bonus and long-term incentive compensation as of November 1, 2019, and the other changes in Executive’s employment terms set forth in this agreement (including any resignations required by this agreement) have been consented to by Executive and do not and will not constitute “Good Reason” for purposes of the Employment Agreement, the Change-in-Control Retention Agreement, or any other employee benefit or incentive compensation plan or agreement.

11.          This agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

12.          Except as otherwise provided herein, the Employment Agreement shall continue in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Company has caused this agreement to be executed on its behalf by its duly authorized officer and Executive has executed this agreement, as of the date first written above.

NORDSON CORPORATION

By:

Name: Gina A. Beredo
Title: Executive Vice President, General Counsel & Secretary

Michael F. Hilton

3